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                                   EXHIBIT 21

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                                                              STATE OR JURISDICTION
                                                               OF INCORPORATION OR
                        SUBSIDIARIES                              ORGANIZATION
                        ------------                          ---------------------
DOMESTIC SUBSIDIARIES
Contract Transportation Systems Co.                                 Delaware
DIMC, Inc.                                                          Delaware
Dupli-Color Products Company                                        Delaware
Sherwin-Williams Automotive Finishes Corp.                          Delaware
SW Racing Corp.                                                     Delaware
SWIMC, Inc.                                                         Delaware
The Sherwin-Williams Acceptance Corporation                          Nevada
Thompson Minwax International Corp.                                 Delaware

FOREIGN SUBSIDIARIES
Compania Sherwin-Williams, S.A. de C.V.                              Mexico
Distribuidora Excelo, S.A. de C.V.                                   Mexico
Globo Tintas Ltda.                                                   Brazil
Kriesol, S.A.                                                        Uruguay
Macromol, S.A. de C.V.                                               Mexico
Marson Chilena, S.A.                                                  Chile
Pinturas Excelo, S.A. de C.V.                                        Mexico
Productos Quimicos y Pinturas, S.A. de C.V.                          Mexico
Proquipsa, S.A. de C.V.                                              Mexico
Quetzal Pinturas, S.A. de C.V.                                       Mexico
Ronseal (Ireland) Limited                                            Ireland
Ronseal Limited                                                  United Kingdom
Sherwin-Williams Argentina I.y C.S.A.                               Argentina
Sherwin-Williams do Brasil Industria e Comercio Ltda.                Brazil
Sherwin-Williams Canada Inc.                                         Canada
Sherwin-Williams (Caribbean) N.V.                                    Curacao
Sherwin-Williams Cayman Islands Limited                          Cayman Islands
Sherwin-Williams Chile S.A.                                           Chile
Sherwin-Williams Foreign Sales Corporation Limited          U.S. Virgin Islands
Sherwin-Williams Japan Co., Ltd.                                      Japan
Sherwin-Williams (West Indies) Limited                               Jamaica
SW Paints Ltda.                                                      Brazil
The Sherwin-Williams Company Resources Limited                       Jamaica
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